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Exhibit 5.1

         SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING	BANK ONE PLAZA	LOS ANGELES
BRUSSELS	10 S. DEARBORN STREET	NEW YORK
CHICAGO	CHICAGO, ILLINOIS 60603	SAN FRANCISCO
DALLAS	TELEPHONE 312 853 7000	SHANGHAI
GENEVA	FACSIMILE 312 853 7036	SINGAPORE
HONG KONG	www.sidley.com	TOKYO
LONDON		WASHINGTON, D.C.
WRITER'S DIRECT NUMBER	FOUNDED 1866	WRITER'S E-MAIL ADDRESS

January 31, 2005

Cephalon, Inc.
145 Brandywine Parkway
West Chester, PA 19380

Re:
Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008
 Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Cephalon, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) $112,156,000 Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008 (the "2008 Notes"), (ii) $164,080,000 Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010 (the "2010 Notes" and together with the 2008 Notes, the "Notes") and (iii) the shares of the Company's Common Stock, $.01 par value per share (the "Conversion Shares"), issuable upon conversion of the Notes. The Notes were issued under an Indenture dated December 20, 2004 by and between the Company and U.S. Bank National Association, as trustee (the "Indenture").

        We are familiar with the proceedings to date with respect to the registration of the Notes and the Conversion Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

        Based on the foregoing, we are of the opinion that:

        1.     The Company is duly incorporated and validly existing under the laws of the State of Delaware.

        2.     The Notes have been legally issued and constitute binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

         SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

        3.     The Conversion Shares issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture will be legally issued, fully paid and non-assessable when certificates representing the Conversion Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto.

        For purposes of this opinion letter, we have assumed that, at the time of each issue of Conversion Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof and (ii) the Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

        We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of the Debt Securities or the Conversion Shares.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

Very truly yours,
/s/ SIDLEY AUSTIN BROWN & WOOD LLP

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Exhibit 5.1